Exhibit (h)(39)
REVISED EXHIBIT A
TO THE SUB-ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT
     THIS EXHIBIT A, dated as of ___ ___ , 2008, is revised Exhibit A to that certain Sub-Administration and Accounting Services Agreement dated as of April 1, 2000, as amended, between PFPC Inc. and Aston Asset Management LLC, assignee to ABN AMRO Investment Fund Services, Inc. (f/k/a Alleghany Investment Services). This Exhibit A shall supersede all previous forms of this Exhibit A.
ASTON FUNDS
Aston/ABN AMRO Investor Money Market Fund
Aston/McDonnell Municipal Bond Fund
Aston/TCH Fixed Income Fund
Aston Balanced Fund
Aston/Optimum Mid Cap Fund
Aston/ABN AMRO Growth Fund
Aston/Veredus Aggressive Growth Fund
Aston/Veredus Select Growth Fund
Aston/Montag & Caldwell Balanced Fund
Aston/Montag & Caldwell Growth Fund
Aston/Veredus SciTech Fund
Aston/TAMRO All Cap Fund
Aston/TAMRO Small Cap Fund
Aston/ABN AMRO Real Estate Fund
Aston Value Fund
ABN AMRO Treasury Money Market Fund
ABN AMRO Government Money Market Fund
ABN AMRO Tax-Exempt Money Market Fund
ABN AMRO Money Market Fund
ABN AMRO Institutional Prime Money Market Fund
Aston/TCH Investment Grade Bond Fund
Aston/River Road Dynamic Equity Income Fund
Aston/River Road Small Cap Value Fund
Aston/Optimum Large Cap Opportunity Fund
Aston/River Road Small-Mid Cap Fund
Aston/ABN AMRO Global Real Estate Fund
Aston/Neptune International Fund
Aston/Montag & Caldwell Mid Cap Growth Fund
Aston/ClariVest Mid Cap Growth Fund
Aston/Barings International Fund
Aston/Cardinal Mid Cap Value Fund
Aston/SGA International Small-Mid Cap Fund
Aston/Smart Allocation ETF Fund
Aston/MB Enhanced Equity Income Fund
Aston/New Century Absolute Return ETF Fund

PFPC INC.	ASTON ASSET MANAGEMENT LLC

By:	By:

Title:	Title: